Exhibit 3.3

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “VISIONCARE, INC.”, CHANGING ITS NAME FROM “VISIONCARE, INC.” TO “SAMSARA VISION, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2020, AT 12:53 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5824285 8100	Authentication: 203668999
SR# 20207303927	Date: 09-16-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

SECOND AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

VISIONCARE, INC.

Thomas M. Ruggia Jr. hereby certifies that:

1.       He is the duly elected and acting President and Chief Executive Officer of VisionCare, Inc., a Delaware corporation.

2.       Article FIRST of the Certificate of Incorporation of this corporation is amended and replaced in its entirety as follows:

FIRST: The name of this corporation is Samsara Vision, Inc.

3.       The foregoing amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. Holders of a requisite number of shares of said corporation approved this amendment of the Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by said corporation in accordance with said Section 228.

I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of my own knowledge.

Date: September 16, 2020	VISIONCARE, INC.,
a Delaware corporation

	By:	/s/ Thomas M. Ruggia Jr.
Thomas M. Ruggia Jr.,
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:53 PM 09/16/2020
FILED 12:53 PM 09/16/2020
SR 20207303927 - File Number 5824285